SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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LAS VEGAS RESORTS CORPORATION
(Name of Registrant as Specified in Its Charter)

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SCHEDULE 14C INFORMATION STATEMENT
(Pursuant to Regulation 14C of the Securities Exchange Act
of 1934 as amended)

LAS VEGAS RESORTS CORPORATION
Longhua, Shenzhen City, 518109
People’s Republic of China

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors of Las Vegas Resorts Corporation, a Nevada corporation, to the holders of record at the close of business on the record date, December 19, 2005, of the company's outstanding common stock, $.001 par value per share, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.  This Information Statement is being furnished to such stockholders for the purpose of informing the stockholders of a change of our corporate name from “Las Vegas Resorts Corporation” to “Winner Medical Group Inc.”

Our Board of Directors unanimously approved the change of name to “Winner Medical Group Inc.” The name change to “Winner Medical Group Inc.” will more accurately reflect our future business as disclosed in our Form 8-K Current Report filed on December 19, 2005. Our company also received the consent of a majority of the outstanding shares of our common stock. Our company will, when permissible following the expiration of the twenty-day (20) period mandated by Rule 14c and the provisions of the Nevada Revised Statutes, file Articles of Amendment to amend our Certificate of Incorporation changing our name.

The proposed Certificate of Amendment, attached hereto as Appendix A, will become effective when it is filed with the Nevada Secretary of State. We anticipate that such filing will occur twenty (20) days after this Information Statement is first mailed to shareholders.

The entire cost of furnishing this Information Statement will be borne by our company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them.

Our board of directors have fixed the close of business on December 19, 2005 as the record date for the determination of shareholders who are entitled to receive this Information Statement. There were 44,636,371 shares of common stock issued and outstanding on December 19, 2005. We anticipate that this Information Statement will be mailed on or about January 12, 2006 to all shareholders of record as of the record date.

Only one Information Statement is being delivered to two or more security holders who share an address unless we have received contrary instruction from one or more of the security holders. We will promptly deliver upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENTS TO OUR ARTICLES OF INCORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Interests of Certain Persons in or Opposition to Matters to be Acted Upon

Except as disclosed elsewhere in this Information Statement, since August 1, 2005, being the commencement of the current fiscal year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1. any director or officer of the company;

2. any proposed nominee for election as a director of the company; and

3. any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled “Principal Shareholders and Security Ownership of Management”. To our knowledge, no director has advised that he intends to oppose any action described herein.

Principal Shareholders And Security Ownership Of Management

The following table sets forth information regarding beneficial ownership of our common stock as of December 19, 2005, which is the record date, (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.

Unless otherwise specified, the address of each of the persons set forth below is in care of Winner Industrial Park, Bulong Road, Longhua, Shenzhen City, 518109, People’s Republic of China.

Title of Class	Name & Address of Beneficial Owner	Office, If Any	Amount & Nature of Beneficial Ownership[1]	Percent of Class[2]
Common Stock $0.001 par value	Timothy Halter 12890 Hill Top Road Argyle, TX 76226	Director[3]	1,070,000[4]	2.4%
Common Stock $0.001 par value	Jianquan Li	CEO, President and Director	36,084,527	80.84%
Common Stock $0.001 par value	Xiuyuan Fang	CFO, Vice President, Treasurer and Director	464,512	1.04%
Common Stock $0.001 par value	Hongwei Jia	Vice President of Quality Inspection	4,958	*
Common Stock $0.001 par value	Jiagan Chen	Vice President of Project Management	24,789	*
Common Stock $0.001 par value	All officers and directors as a group (5 persons named above)		37,648,786	84.35%

* Less than 1%

1. Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.
2. A total of 44,636,371 shares of our Common Stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1). For each Beneficial Owner above, any options exercisable within 60 days have been included in the denominator.
3. Mr. Halter will resign from his position as our director effective upon the tenth day following the mailing to the stockholders of LVGC of an information statement complying with the requirements of Rule 14f-1 of the Securities Exchange Act.
4. 535,000 shares are owned by Halter Financial Investment, L.P. of which TPH, L.P. is a limited partner of which TPH GP, LLC is the sole general partner of which Timothy Halter is the sole member. 535,000 shares are owned by Halter Financial Group, L.P. of which TPH, L.P. is a limited partner of which TPH GP, LLC is the sole general partner of which Timothy Halter is the sole member.

Amendment to the Corporation's Articles

On December 28, 2005, our board of directors approved, subject to receiving the approval of a majority of the shareholders of our common stock, an amendment to our Articles of Incorporation to change the name of our company from “Las Vegas Resorts Corporation” to “Winner Medical Group Inc.”

Shareholder approval for the change of name was obtained by written consent of Jianquan Li, our CEO, President and the Chairman of our board, who is also the owner of 36,084,527 shares of our common stock constituting 80.84% of our outstanding common stock on the record date, December 19, 2005. The change of name will not become effective until at least twenty (20) days after this Information Statement is first mailed to shareholders of our common stock and until the appropriate filings have been made with the Nevada Secretary of State.

Changes to our Business and Change of Control

We were originally incorporated under the name Birch Enterprises, Inc. in the state of Nevada in August 1986 and subsequently changed our name to HDH Industries, Inc. in October 1986. We were initially formed as a “blank check” entity for the purpose of seeking a merger, acquisition or other business combination transaction with a privately owned entity seeking to become a publicly owned entity.

On September 14, 1987, we consummated a business combination transaction, pursuant to an Agreement and Plan of Reorganization with Las Vegas Resort Investments whereby Las Vegas Resort Investments became a wholly owned subsidiary of ours. Concurrent with this transaction, we changed our corporate name to Las Vegas Resorts Corporation.

During 1989, we completed a public offering of our common stock pursuant to a Registration Statement on Form S-18 (Registration No. 33-10513-LA).

In 1992, through our wholly owned subsidiaries, we acquired real property and certain other non-gaming assets related to several gaming and potential gaming sites in the Las Vegas valley area. We also leased the casino area and operated the non-gaming area of a small casino in Henderson, Nevada, known as the Silver Spur Gambling Hall and Saloon. During September 1992, the Silver Spur Gambling Hall and Saloon closed and all of our operations ceased. By July 31, 1993, we had dissolved all subsidiaries and business operations. We had no active operations since then until December 16, 2005, when we completed a reverse acquisition transaction with Winner Group Limited, a Cayman Islands corporation, whose subsidiary companies originally commenced business in February 1991.

Winner is a technology-driven medical dressings and medical disposables manufacturer based in China. Winner became our wholly owned subsidiary in connection with the reverse acquisition transaction and is the holding company for all of our commercial operations.

The reverse acquisition transaction resulted in a change of control of our company. In connection with the reverse acquisition transaction we issued to the stockholders of Winner Group Limited 42,280,840 shares of our common stock in exchange for all of the issued and outstanding capital stock of Winner Group Limited. Winner Group Limited thereby became our wholly owned subsidiary and the former stockholders of Winner Group Limited became our controlling stockholders. The controlling stockholder of Winner Group Limited, Jianquan Li, who is now our Chairman, CEO and President, became our controlling stockholder in connection with the transaction. He is the owner of 80.84% of our outstanding common stock.

Upon the closing of the reverse acquisition, Timothy Halter, our sole director, submitted his resignation letter pursuant to which he resigned from all offices of LVGC that he holds effective immediately and from his position as our director that will become effective upon the tenth day following the mailing by us to our stockholders of an information statement that complies with the requirements of Rule 14f-1 under the Securities Exchange Act of 1934, which information statement was mailed out on or about the date of the closing of the reverse acquisition. Jianquan Li was appointed as our director at the closing of the reverse acquisition of Winner and Xiuyuan Fang will be appointed to the board of the directors at the effective time of the resignation of Timothy Halter. In addition, our executive officers were replaced by the Winner executive officers upon the closing of the reverse acquisition as indicated in more detail below.

As a result of the reverse acquisition transaction with Winner Group Limited, we entered into a new business. Our business now consists of research and development, manufacturing and marketing of medical dressings and medical disposables. We own eleven operating subsidiaries and one trading company, and we established several integrated manufacturing and processing lines for our core products. Our product offerings include surgical dressings, dressing packs, wound care dressings, protective products, medical instruments, dental products, hygiene products and home care products.

We are one of the leading Chinese exporters of medical dressings and medical disposables. In fiscal year 2005, approximately 90% of our products were exported and we accounted for about 10% of the total exports from China of these products. Our products have been sold in approximately 80 countries, including, Japan, Germany, U.S., Italy, Holland, France, South America, China, Africa and the Middle East. We are among the very few Chinese medical product companies that have its own products registered with the FDA, which gives us the ability to directly export some of our products to the United States.

We are changing our name to “Winner Medical Group Inc.” to reflect our new business and to be similar to the names of our subsidiary companies.

Dissenters Rights

Under Nevada law, shareholders of our common stock are not entitled to dissenter's rights of appraisal with respect to our proposed amendments to our Articles of Incorporation.

Financial and other Information

For more detailed information on our corporation, including financial statements, you may refer to our Registration Statement on Form SB-2 and other periodic filings made with the SEC from time to time. Copies of these documents are available on the SEC's EDGAR database at www.sec.gov or by writing our secretary at the address specified above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Las Vegas Resorts Corporation has duly caused this report to be signed by the undersigned hereunto authorized.

January 10, 2006

LAS VEGAS RESORTS CORPORATION

By: /s/ Jianquan Li
       Jianquan Li
       Chairman, CEO, and President

APPENDIX A

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada  89701-4299
(775) 684 5708
Website:  secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Important:  Read attached instructions before completing form.

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporation
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation: Las Vegas Resorts Corporation

2. The articles have been amended as follows:  (provide article numbers, if available):

Article 1 of the Company is amended to read: “Winner Medical Group Inc.”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favour of the amendment is: 80.84%

4. Effective date of filing (optional): _____________________________________________
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required):  ________________________________________________

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees.  See attached fee schedule.